EXHIBIT 3.2
                                   -----------






                            Articles of Incorporation
                      of Spintek Gaming Technologies, Inc.,
                              a Nevada corporation
                              (as originally filed)

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                                                                     Filing Fee:
                                                                      Receipt #:
                            Articles of Incorporation
                              (Pursuant to NRS 78)
                                 STATE OF NEVADA
                               Secretary of State


(For filing office use) ________________________________ (For filing office use)

_______________________________________________________________________________

    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)
1.  NAME OF CORPORATION:  Spintek Gaming Technologies, Inc.
                         ----------------------------------

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent:  Robert E. Huggins
                              -------------------------------------------------
     Street Address:  901           Grier Drive, Suite B  Las Vegas       89119
                    ------------------------------------------------------------
                     Street No.     Street Name           City             Zip

3.   SHARES: (number of shares the corporation is authorized to issue)
     Number of share with par value: 100,000,000 Par value: $.002 Number of shares without par value: 100,000

4. GOVERNING BOARD: shall be styled as (check one): _X_ Directors ___Trustees The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows (attach additional pages if necessary):

 Gary L. Coulter             901 Grier Dr., Ste. B, Las Vegas, NV  89119
 ---------------             -----------------------------------------------
 Name                        Address                   City/State/ Zip

 Malcolm C. Davenport, V     901 Grier Dr., Ste. B, Las Vegas, NV  89119
 -----------------------     -----------------------------------------------
 Name                        Address                   City/State/Zip

5. PURPOSE  (optional - see reverse side): The purpose of the corporation  shall be:
     ------------------------------------------------------------------------

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 1 .
                                                                    ------
7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized) (Attach additional pages if there are more than two incorporators.)

     Robert A. Penman
     -----------------                                      --------------------
     Name (print)                                             Name (print)

      127 Peachtree St., N.E., Ste. 1600
      --------------------------------------------------------------------------
      Address Atlanta, GA  30303-1845 City/State/Zip Address   City/State/Zip

     /S/ Robert A. Penman
     ------------------------------                         --------------------
     Signature                                                Signature

     State of  Georgia  County of  Fulton        State of       County of
               -------             -------               -------         -------


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This instrument was acknowledged before  This instrument was acknowledged before
  me on   December 3, 1997,      by          me on                 , 19     , by
          -----------------------                  -----------------   -----
         Robert A. Penman
    --------------------------------               -----------------------------
            Name of Person                                 Name of Person
as incorporator                                    as incorporator
of  Spintek Gaming Technologies, Inc.        of
   ---------------------------------              ------------------------------
(name of party on behalf of whom                (name of party on behalf of whom
instrument was executed                          instrument was executed)

    /s/ Karetha A. Milton
    -------------------------                     ------------------------------
     Notary Public Signature                      Notary Public Signature

Notary Public, Gwinnett County, Georgia
My Commission Expires March 3, 2000
         (affix notary stamp or seal)               (affix notary stamp or seal)

8.  CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Robert E. Huggins  hereby accept appointment as Resident Agent for the above
   ------------------
 named corporation.

--------------------------------                  ------------------------------
Signature of Resident Agent                                              Date

                                   ARTICLE IV

                            FIRST BOARD OF DIRECTORS

         4.1 THIRD DIRECTOR.
         -------------------

Patrick W. McGrath                 901 Grier Drive, Ste. B, Las Vegas, NV  89119


                                   ARTICLE VI

                                  OTHER MATTERS

         6.1 ADDITIONAL INFORMATION ON SHARES. This Corporation is authorized to issue One Hundred Million One Hundred Thousand (100,100,000) shares of capital stock consisting of One Hundred Million (100,000,000) shares of common stock, each with a $.002 par value, and One Hundred Thousand (100,000) shares of preferred stock without a par value. As to the preferred stock of the Corporation, the power to issue any shares of preferred stock of any class or any series of any class and designation, numbers, voting powers, or the denial of voting powers, preferences, and relative, participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, shall be determined by the Board of Directors.

         6.2 PERSONAL LIABILITY OF DIRECTORS AND OFFICERS. A Director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a Director or officer, except for liability for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                   OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
                   QUALIFICATIONS, LIMITATIONS, RESTRICTIONS,
                   AND OTHER DISTINGUISHING CHARACTERISTICS OF
                            SERIES A PREFERRED STOCK

                                       OF

                        SPINTEK GAMING TECHNOLOGIES, INC.

It is hereby certified that:

         1 The name of the corporation (hereinafter called the "Corporation") is SPINTEK GAMING TECHNOLOGIES, INC. a Nevada corporation.

         2 The articles of incorporation of the Corporation authorizes the issuance of 100,000 shares of Preferred Stock, no par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

         3 The Board of Directors designated Fifteen Thousand (15,000) of the One Hundred Thousand (100,000) authorized shares of Preferred Stock of the Corporation as Series A Preferred Stock.

         4 None of the shares designated Series A Preferred Stock have been issued prior to this Certificate of Determination.

         5 The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

         RESOLVED, that 15,000 of the 100,000 authorized shares of Preferred Stock of the Corporation shall be designated Series A Preferred Stock (the "Series A Preferred Stock") and shall possess the rights and privileges set forth below:

                  A.       Dividends.
                           ----------

                           (i)      The  holder of  each  issued and outstanding
share of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets at the time legally available for such purpose, dividends at a rate of 4% of the liquidation preference per annum, payable in cash or in stock. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred Stock


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unless  declared by the  Corporation's  Board of Directors.  No other  dividends shall be declared or paid with respect to the Corporation's Common Stock (other than a dividend payable solely in Common Stock of the Corporation), or upon any other class of Preferred Stock of the Corporation with a dividend preference subordinate to the dividend preference of the Series A Preferred Stock, unless a dividend of equal or greater amount per share (on an as-if-converted to Common Stock basis) is first declared and paid with respect to the Series A Preferred Stock.

                           (ii) No  dividends  shall  be paid  on the  Series  A
Preferred Stock at such time as:

                                    (a)such payment would violate Nevada law; or

                                    (b)such payment would impair the net capital
or other financial requirements applicable to the Corporation established by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, or any other state or federal securities authority or agency, any state or federal commodities authority or agency, or any commodities or securities exchange.

                  B.       Liquidation Preference.
                           -----------------------

                           (i)      In the event of any liquidation, dissolution
or winding-up of the Corporation, either voluntary or involuntary (a "Liquidation"), the holders of shares of the Series A Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Corporation with a liquidation preference subordinate to the liquidation preference of the Series A Preferred Stock, an amount equal to one thousand dollars ($1,000) per share. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock shall receive all of the assets of the Corporation available for distribution and each such holder of shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series A Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series A Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

                           (ii)     A merger or consolidation of the Corporation
with or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation (in whole or in part) of the Corporation and the


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distribution  of its  assets  to its  shareholders  shall  not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution, or winding-up of the Corporation.

                  C.       Conversion of Series A Preferred Stock
                           --------------------------------------

                           The  holders of Series A  Preferred  Stock shall have
the following conversion rights:

                           (i)      Right  to Convert.  Each  share of  Series A
Preferred Stock shall be convertible, on the Conversion Dates and at the Conversion Prices set forth below, into fully paid and nonassessable shares of Common Stock.

                           (ii)     Mechanics  of  Conversion.   Each  holder of
Series A Preferred Stock who desires to convert the same into shares of Common Stock shall provide notice ("Conversion Notice") via telecopy to the Corporation. The original Conversion Notice and the certificate or certificates representing the Series A Preferred Stock for which conversion is elected, shall be delivered to the Corporation by international courier, duly endorsed. The date upon which a Conversion Notice is properly received by the Corporation shall be a "Notice Date."

         The Corporation shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such holder of Series A Preferred Stock at the address of the holder on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid; provided that the original shares of Series A Preferred Stock to be converted are received by the transfer agent or the Corporation within three business days after the Notice Date and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original shares of Series A Preferred Stock to be converted are not received by the transfer agent or the Corporation within three business days after the Notice Date, the Conversion Notice shall become null and void.

                           (iii)    Conversion Dates.  The  Series  A  Preferred
Stock shall become convertible into shares of Common Stock at any time commencing forty-five (45) days after the last day on which there is an original issuance of Series A Preferred Stock (the "Conversion Date").

                           (iv)     Conversion Price.  Each  share of  Series  A
Preferred Stock shall be convertible into the number of shares of Common Stock according to the following formula:

                         [(.04) (N/365) (1,000)] + 1,000
                         -------------------------------
                                Conversion Price

        N= the number of days between (i) the date of issuance of the Series A Preferred Stock and (ii) the applicable date of conversion for the Series A Preferred Stock for which conversion is being elected.

        Conversion
rice of the  Corporation's  Common
                    Stock for the five (5) trading days immediately preceding the Notice Date.

                           (v)      Automatic  Conversion.  Each share of Series
A Preferred Stock outstanding on December 31, 1999 automatically shall be converted into Common Stock on such date as the Conversion Price then in effect, and December 31, 1999 shall be deemed to be the Notice Date with respect to such conversion. The Company shall have no right to force conversion of any outstanding shares of Series A Preferred Stock prior to December 31, 1999.

                           (vi)     Fractional  Shares.   No  fractional   share
shall be issued upon the conversion of any shares, share or fractional share of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares (or fractions thereof) of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the closing bid price of the Corporation's Common Stock on the Notice Date multiplied by such fraction.

                           (vii)  Reservation of Stock Issuable Upon Conversion.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the share so the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (viii)   Adjustment to Conversion Price.

                                    (a)     If, prior to the  conversion  of all
shares of Series A Preferred Stock at a time when conversion would be at the Conversion Price, there is a stock split, stock dividend, or other similar event which occurs during the five-day period utilized to compute the Conversion Price, then the Closing Bid Price to compute the Conversion Price shall be appropriately adjusted to reflect, as deemed equitable and appropriate by the Corporation, such stock split, stock dividend or other similar event.

                                    (b)    If,  prior to the  conversion  of all
shares of Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series A Preferred Stock shall thereafter have the right to purchase and receive upon conversion of shares of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of stock and/or securities as may e issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchaseable and receivable upon the conversion of shares of Series A Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including, without imitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Series A Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series A Preferred Stock may be entitled to purchase.

                                    (c)      If   any  adjustment   under   this
subsection would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and then number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

                  D.       Redemption.

                           (i)    Right to Redeem on Conversion. The Corporation
shall have the right, in it sole discretion, upon receipt of a notice of conversion pursuant to Section C, to redeem in whole or in part any shares of Series A Preferred Stock submitted for conversion, immediately prior to conversion. If the Corporation elects to redeem some, but not all, of the shares of Series A Preferred Stock submitted for conversion, the Corporation shall redeem from among the shares of Series A Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each shareholder so submitting shares of Series A Preferred Stock for conversion.

                           (ii)     Mechanics of Redemption  on Conversion.  The
Corporation shall effect each such redemption by giving notice of its election to redeem, by facsimile within 1 business day following receipt of a notice of conversion from a Holder, with a copy by 2-day Courier, to the Holder of shares of Series A Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Corporation's register for the Series A Preferred Stock. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series A Preferred Stock submitted for conversion and the applicable redemption price. The Corporation shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution on the date the redemption notice is sent to shareholders.

         The redemption price per shares of Series A Preferred Stock shall be calculated in accordance with the following formula:

         Principal + Interest x Closing Bid Price
         --------------------
         Conversion Price

         For the purposes of the above formula, "Principal", "Interest", "Closing Bid Price" and "Conversion Price" shall have the meanings set forth in Section C.

         The redemption price shall be paid to the Holder of shares of Series A Preferred Stock redeemed within 10 business days of the delivery of the notice of such redemption to such Holder; provided, however, that the Corporation shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the shares of Series A Preferred Stock redeemed are delivered to the Corporation or its transfer agent as provided in Section C, or the Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                           (iii)  Redemption  on Asset  Sale.  In  the event the
Corporation enters into a transaction or series of transactions to sell all or substantially all of its assets, the Corporation shall, within seven days after the closing of such transaction and after giving at least 15 days advance written notice of such transaction (which notice shall specify the date that such redemption is to be effected, which date is referred to hereinafter as the "Effective Date of Redemption"), redeem the shares of Series A Preferred Stock for cash. The redemption price in such event ("Redemption Price on Asset Sale") shall be calculated in accordance with the formula set forth in Section D(ii) above.

         Upon the close of the transaction causing redemption under this Section D(iii), the Corporation shall deposit the Redemption Price on Asset Sale for all outstanding shares of Series A Preferred Stock with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the Series A Preferred Stock designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price on Asset Sale to the holders of the Series A Preferred Stock upon surrender of their certificates.

                           (iv)  Redemption on  Change of Control.  In the event
of a Change of Control (as hereinafter defined), the shares of Series A Preferred Stock shall be redeemed by the Corporation for cash at a redemption price calculated in accordance with the formula set forth in Section D(ii) above.

         For purposes of this Section D(iv), Change of Control shall be deemed to have occurred at such time as:

                                    (a)  any person (other than the Corporation,
any Subsidiary of the Corporation or any employee benefit plan of the Corporation) ("Person"), is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition or transaction or series of transactions, of shares of capital stock of the Corporation entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors (any shares of voting stock of which such person or group is the beneficial owners that are not then outstanding for purposes of calculating such percentage); or

                                    (b)  any  consolidation  of  the Corporation
with, or merger of he Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding share of Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Corporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock).

                           (v)  No Other Redemption.  The Corporation shall have
the right to redeem the Series A Preferred Stock except as provided in Section D hereof.

                  E. Voting. Except as otherwise provided by the General Corporation Law of the State of Nevada, the holders of the Series A Preferred Stock shall have no voting power whatsoever, and no holder of Series A Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

                  F. Protective Provisions. So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                           (i)      alter or change the  rights,  preferences or
privileges of the shares of Series A Preferred Stock as to affect adversely the Series A Preferred Stock;

                           (ii)    create any new class or series of stock being
on a parity with or having a preference over the Series A Preferred Stock with respect to dividends, to payments upon Liquidation (as provided for in Section B of this Designation) or to redemption; or

                           (iii)    do  any  act  or  thing  not  authorized  or
contemplated by this Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                  G. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted as contemplated by this Designation, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series, and shall not be issuable by the Corporation as Series A Preferred Stock.

         FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of the Nevada Revised Statutes.

Signed on June 30 , 1998.
          ---------

Sworn to and subscribed before me                    By:  /s/ Gary L. Coulter
                                                          ---------------------
This     6        day of July       , 1998.                   Its:  President
     -------------       -----


/s/ Linda M. Dyer                                    Attest:
Notary Public
                                                     By: /s/ Robert E. Hoyt
                                                     --------------------------
My Commission Expires:                               Its:  Assistant Secretary

-----------------------------------

         (NOTARY SEAL)